WPCS

International Incorporated

Presentation to the NASDAQ Listing Qualifications Panel

November 7, 2013

Attendees

- **Sebastian Giordano**, Interim Chief Executive Officer, WPCS International Incorporated
- **Joseph A. Heater**, Chief Financial Officer, WPCS International Incorporated
- **David A. Donohoe, Jr.**, Donohoe Advisory Associates LLC, Advisor to the Company
- **Katherine Roberson Petty**, Donohoe Advisory Associates LLC, Advisor to the Company

WPCS

Business Overview

- **WPCS is a global provider of design-build engineering services for communications infrastructure**
- Headquartered in Exton, Pennsylvania, with **five operations centers on three continents and 250 employees**
- WPCS currently provides engineering capabilities in three segments:
    - wireless communication
    - specialty construction
    - electrical power
- Consolidated EBITDA of $818,000 on revenue of $42.3 million for fiscal year ended April 30, 2013
- Consolidated net loss of $6.9 million generated by derivative accounting, losses from non-core operations, other non-cash charges
- Founded in 2002; listed on NASDAQ in 2005

WPCS

Business Overview

- **Diverse customer base in** public services, healthcare, energy and corporate enterprise markets worldwide
- **Select customers** include:

BOEING

sfgh

Honeywell

Simplex

SIEMENS

Genentech
IN BUSINESS FOR LIFE

CPMC Sutter Health

Johnson Controls

CALIFORNIA COMMUNITY COLLEGES

- **Business Development Strategy**
  - Focus on public services, healthcare, and corporate sectors
  - Offer multiple services to customers
  - Consider strategic opportunities through acquisition or other transactions

WPCS

Business Transition

- **WPCS transition plan began prior to start of FY2014**
- Transition plan includes:
    - New CEO
    - Stabilize operations and cash flows
    - Assess cost savings
    - Evaluate divestiture opportunities
    - Evaluate strategic opportunities
    - Go forward sustainable operations
- **Executing transition plan irrespective of Nasdaq non-compliance issue**
- **Nasdaq non-compliance resulted in bondholders taking big step to restructure debt**

Stockholders’ Equity Compliance

- WPCS has regained compliance with the $2.5 million stockholders’ equity requirement via the restructuring of its notes and warrants for a **$10.6 million increase in stockholders’ equity**
- Form 8-K filed on November 5, 2013 indicated stockholders’ equity **in excess of $4 million**
- WPCS projects continued compliance with the minimum stockholders’ equity requirement throughout fiscal 2014

Debt Restructuring Completed

- **Restructuring of senior convertible notes and warrants completed**
  - $1.55 million fully discounted note with restructuring
  - $3.9 million derivative liability for notes from anti-dilution features (at July 31, 2013)
  - $5.4 million liability for fair value of related warrants (at July 31, 2013)
- The features in the notes and warrants that resulted in creation of derivative liabilities were eliminated effective October 31, 2013
- Stockholders' equity increased by approximately $10.6 million
- **Stockholders' equity of approximately $4.2 million as of October 31, 2013**

Long Term Compliance

- **Sale of China-based Operations**
  - Letter of intent for sale of non-core asset, WPCS 60% controlling interest in its China-based joint venture for $1.5 million
  - $1.6 million in cash to WPCS; $600,000 decrease in stockholders' equity
  - Anticipated completion: January 31, 2014
- **Settlement of Zurich Debt**
  - Negotiating settlement of $1.6 million in debt owed to Zurich for $750,000 increase in stockholders' equity
  - Noteholders – whose interest is superior to Zurich – assisting in efforts to compel Zurich to settle
  - Anticipated completion: December 31, 2013

WPCS

Additional Cost Reduction Measures

- $450K in reduced operating losses for balance of 2014
  - $280K of reduced corporate overhead
  - $120K from closure of unprofitable Trenton, NJ-based operation
  - $50K from divesting unprofitable Australia operation
- $500K of reduced corporate overhead expenses in fiscal 2015
  - Headcount reductions and related salary and benefit savings
  - Downsized corporate infrastructure
- **Total savings expected of nearly $1 million**

Business Going Forward

	Seattle, WA	Seattle, WA	Suisun City, CA	Suisun City, CA
	2013A	2014F	2013A	2014F
Revenue	$9.9 MM	$11.9 MM	$10.0 MM	$18.0 MM
% of Total	24%	31%	24%	48%
EBITDA	$901K	$1.1 MM	$900K	$710K
% of Consolidated	111%	265%	111%	171%
EBT	$700K	$1.0 MM	$700K	$596K
# of Employees	75		60	

Request for Compliance Determination

Based on the foregoing, WPCS respectfully requests that the Panel determine that the Company has evidenced compliance with the $2.5 million stockholders' equity requirement and all other applicable requirements for continued listing on The NASDAQ Capital Market.